Exhibit 10.3

Execution Version

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of April 15, 2015, is by and among (i) CollabRx, Inc., a Delaware corporation (the “Company”), (ii) Thomas R. Mika (the “Continuing Stockholder”) and (iii) each of the other Persons whose name appears on the signature pages hereto (each, a “New Stockholder” and, collectively, the “New Stockholders”).

RECITALS

WHEREAS, the Company, CollabRx Merger Sub, Inc., a Nevada corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Medytox Solutions, Inc., a Nevada corporation (“Medytox”), are all of the parties to the Agreement and Plan of Merger, dated as of even date herewith (as the same may be amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into Medytox (the “Merger”), with Medytox continuing as the surviving company and a direct wholly owned subsidiary of the Company, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, each share of outstanding capital stock of Medytox (except the Company Preferred Stock), par value $0.0001 per share, shall be converted in the Merger into the right to receive shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”);

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger and following the grant of the Post-Closing Parent Options, the Continuing Stockholder is expected to continue to Beneficially Own shares of Company Common Stock and/or options to purchase Company Common Stock;

WHEREAS, as an inducement and a condition to entering into the Merger Agreement, , each of the parties to the Merger Agreement has requested that the Continuing Stockholder and the New Stockholders enter into this Agreement with the Company; and

WHEREAS, the Company, the Continuing Stockholder and the New Stockholders hereto wish to set forth in this Agreement certain terms and conditions regarding the Continuing Stockholder’s ongoing rights relating to the governance of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties agree as follows:

ARTICLE I
 GOVERNANCE

1.1           Size of the Board of Directors at the Closing.  On or prior to the Closing Date, the Company’s board of directors (the “Board”) shall take all action necessary and appropriate (including by amending the bylaws of the Company, if necessary) to cause the number of directors on the Board to consist of seven (7) members as of the Closing Date.

1.2           Continuing Composition of the Board of Directors.

(a)            Following the Closing, subject to the other provisions of this Section 1.2 and Section 1.3, at each annual or special meeting of the stockholders of the Company at which directors are to be elected to the Board, the Company will nominate and use its commercially reasonable efforts (which shall, subject to Applicable Law, include the inclusion, in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any such meeting, the recommendation of the Board that stockholders of the Company vote in favor of the slate of directors, including the Continuing Stockholder Designees) to cause the stockholders of the Company to elect to the Board a slate of directors which includes, prior to a Continuing Stockholder Rights Termination Event, the Continuing Stockholder Designees.

(b)            Upon reasonable prior written notice by the Company, the Continuing Stockholder shall notify the Company of the identity of the proposed Continuing Stockholder Designees in writing, by the time such information is reasonably requested by the Board or the Corporate Governance Committee for inclusion in a proxy statement for a meeting of stockholders of the Company (which time shall be concurrent with the request for such information from and otherwise consistent with the request for such information from the other nominees), together with all information about the proposed Continuing Stockholder Designees as shall be reasonably requested by the Board or the Corporate Governance Committee and of the type of information requested by the Board or the Corporate Governance Committee of any other person nominated for election to the Board (including, at a minimum, any information regarding the proposed Continuing Stockholder Designees to the extent required by applicable securities laws or for any other person nominated for election to the Board).

(c)            Subject to Section 1.2(b) and Section 1.3, so long as no Continuing Stockholder Rights Termination Event has occurred, in the event of the death, disability, removal or resignation of any Continuing Stockholder Director, the Board will promptly appoint as a replacement Continuing Stockholder Director, a new Continuing Stockholder Designee designated by the Continuing Stockholder to fill the resulting vacancy, and such individual(s) shall then be deemed a Continuing Stockholder Director for all purposes hereunder; provided, that, for the avoidance of doubt and notwithstanding anything to the contrary contained herein, without limiting the rights of the Continuing Stockholder under this Section 1.2 with respect to subsequent annual or special meetings of the stockholders of the Company at which directors are to be elected to the Board, neither the Company nor the Board shall be under any obligation to appoint any Continuing Stockholder Designee to the Board in the event of the failure of a Continuing Stockholder Designee to be elected to the Board at any annual or special meeting of the stockholders of the Company at which such Continuing Stockholder Designees stood for election but was nevertheless not elected.  So long as no Continuing Stockholder Rights Termination Event has occurred, the Board shall not seek the removal of any Continuing Stockholder Director without the prior written consent of the Continuing Stockholder, unless such Continuing Stockholder Director is no longer eligible for designation as a member of the Board pursuant to Section 1.3; in which case the Board shall appoint as a replacement Continuing Stockholder Director a new Continuing Stockholder Designee designated by the Continuing Stockholder.

(d)           The Company will at all times provide each Continuing Stockholder Director (in his or her capacity as a member of the Board) with the same rights to indemnification and exculpation that it provides to the other members of the Board (in either case, if any).

1.3           Objection to Continuing Stockholder Designees.

Notwithstanding the provisions of this Article I, the Continuing Stockholder will not be entitled to designate any Continuing Stockholder Designees to the Board pursuant to this Article I in the event that the Board reasonably determines that (a) the election of such Continuing Stockholder Designee to the Board would cause the Company to not be in compliance with Applicable Law or (b) such Continuing Stockholder Designee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company or (c) such Continuing Stockholder Designee is not reasonably acceptable to the Board or Corporate Governance Committee.  In any such case described in clause (a), (b) or (c) of the immediately preceding sentence, the Continuing Stockholder will withdraw the designation of such proposed Continuing Stockholder Designee and, so long as no Continuing Stockholder Rights Termination Event has occurred, be permitted to designate a replacement(s) therefor (which replacement Continuing Stockholder Designee will also be subject to the requirements of this Section 1.3).

1.4           No Adverse Action; Voting Agreement.

(a)            Until the occurrence of any Continuing Stockholder Rights Termination Event, without the prior written consent of the Continuing Stockholder, except as required by Applicable Law, the Company shall not take any action to cause the amendment of its charter or bylaws or corporate governance policies such that any of the Continuing Stockholder’s rights under this Article I would not be given full effect; provided, that, for the avoidance of doubt, the foregoing shall not prohibit any increase or decrease in the size of the Board to the extent such increase or decrease does not affect the Continuing Stockholder’s rights to designate the Continuing Stockholder Designees to the Board.

(b)            Until the Continuing Stockholder either no longer has any rights under this Article I to designate any Continuing Stockholder Designees to serve on the Board or has irrevocably waived any such rights, each New Stockholder agrees to cause each Voting Security Beneficially Owned by it to be voted in person or by proxy (returned sufficiently in advance of the deadline for proxy voting for the Company to have the reasonable opportunity to verify receipt) mailed to the stockholders of the Company in connection with the solicitation of any proxy (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) in favor of the Continuing Stockholder Designees nominated to serve as directors of the Company by the Board or the Corporate Governance Committee.  Subject to Sections 1.5 and 4.1, for as long as Voting Securities are Beneficially Owned by any New Stockholder's Controlled Affiliates or (in the case of any New Stockholder that is an individual) Immediate Family Members, such New Stockholder shall use its commercially reasonable efforts to cause the applicable Controlled Affiliate or (if applicable) Immediate Family Member to vote such Voting Securities (in person or by proxy) in the same manner as such New Stockholder would have been required to vote such same shares under this Section 1.4.  For avoidance of doubt, none of the terms of this Agreement shall restrict or otherwise limit the right of any New Stockholder to Transfer any shares of Voting Securities or other capital stock of the Company or any interest therein, in all events free and clear of any and all obligations or other requirements under this Agreement (except in the cases of Transfers to Controlled Affiliates or (in the case of any New Stockholder that is an individual) Immediate Family Members to the extent provided under this Section 1.4).

1.5         Termination of Rights.  Immediately upon the occurrence of any Continuing Stockholder Rights Termination Event, all obligations of the Company and each New Stockholder with respect to the Continuing Stockholder and any Continuing Stockholder Director or Continuing Stockholder Designees pursuant to this Article I shall forever terminate and, unless otherwise consented to by a majority of the members of the Board (excluding the Continuing Stockholder Directors), the Continuing Stockholder shall cause the Continuing Stockholder Directors to immediately resign from the Board.

ARTICLE II
 REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties of the Continuing Stockholder.  The Continuing Stockholder hereby represents and warrants to the Company as follows:

(a)           The Continuing Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated by this Agreement.  The execution and delivery by the Continuing Stockholder of this Agreement, the performance by him of his obligations hereunder and the consummation by him of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of the Continuing Stockholder and no other actions or proceedings on his part are necessary to authorize the execution and delivery by him of this Agreement, the performance by him of his obligations hereunder or the consummation by him of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Continuing Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of the Continuing Stockholder enforceable against him in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b)           The execution, delivery and performance of this Agreement by the Continuing Stockholder do not and will not (i) contravene or conflict with, or result in any violation or breach of, any Applicable Laws applicable to the Continuing Stockholder or by which any of his assets or properties is bound or (ii) result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Continuing Stockholder is a party or by which he or any of his assets or properties is bound, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay the ability of the Continuing Stockholder to perform his obligations hereunder.

(c)           The execution and delivery of this Agreement by the Continuing Stockholder does not, and the performance by the Continuing Stockholder of his obligations under this Agreement and the consummation by him of the transactions contemplated by this Agreement will not, require the Continuing Stockholder to obtain any consent, approval, authorization or permit of, or make any filing with or notification to, any Governmental Authority or any other Person, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay the ability of the Continuing Stockholder to perform his obligations hereunder.

2.2           Representations and Warranties of the New Stockholders.  Each New Stockholder hereby represents and warrants to the Company as follows with respect to itself solely:

(a)            If not a natural person, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  It has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.  The execution and delivery by it of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on its part and no other actions or proceedings on its part are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by it and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of it enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b)           The execution, delivery and performance of this Agreement by it do not and will not (i) if such New Stockholder is not a natural person, contravene or conflict with, or result in any violation or breach of, any provision of its Organizational Documents, (ii) contravene or conflict with, or result in any violation or breach of, any Applicable Laws applicable to it or by which any of its assets or properties is bound or (iii) result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or any of its assets or properties is bound, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay its ability to perform its obligations hereunder.

(c)           The execution and delivery of this Agreement by it does not, and the performance by such New Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require it to obtain any consent, approval, authorization or permit of, or make any filing with or notification to, any Governmental Authority or any other Person, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay its ability to perform its obligations hereunder.

2.3           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Continuing Stockholder and each New Stockholder as follows:

(a)           The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.  The execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by the Company and no other actions or proceedings on the part of the Company are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of the Company enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b)           The execution, delivery and performance of this Agreement by the Company do not and will not (i) contravene or conflict with, or result in any violation or breach of, any provision of the Organizational Documents of the Company, (ii) contravene or conflict with, or result in any violation or breach of, any Applicable Laws applicable to the Company or by which any of its assets or properties is bound or (iii) result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which it or any of its assets or properties is bound, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay the ability of the Company to perform its obligations hereunder.

(c)           The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require the Company to obtain any consent, approval, authorization or permit of, or make any filing with or notification to, any Governmental Authority or any other Person, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to prevent, impair or delay the ability of the Company to perform its obligations hereunder.

ARTICLE III
 DEFINITIONS

3.1           Defined Terms.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” means, with respect to any Person, an “affiliate” as defined in Rule 405 promulgated under the Securities Act.

“Applicable Law” means, with respect to any Person, any foreign, federal, state or local statute, law (including common law), ordinance, rule, regulation, regulatory guideline having the force of law, order, writ, injunction, judgment or decree applicable to such Person, its assets, properties, operations or business.

“Beneficial Owner” or “Beneficially Own” has the meaning assigned to such term in Rule 13d-3 promulgated under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

“Business Day” means a day on which banks are generally open for normal business in New York, New York, which day is not a Saturday or a Sunday.

“Continuing Stockholder Designees” means, subject to Section 1.3, two (2) individuals designated in writing by the Continuing Stockholder for election or appointment to the Board, one of whom shall be a senior executive employed on a full time basis by the Company and one of whom shall have no employment or other direct or indirect service relationship with the Company or any of its Affiliates whatsoever and shall otherwise satisfy the criteria for an "independent director" under the rules of NASDAQ and any other exchange on which shares of Company Common Stock are listed.

“Continuing Stockholder Director” means the Continuing Stockholder Designees who have been elected to the Board.

“Continuing Stockholder Rights Termination Event” shall be deemed to occur on the earliest of (a) the end of any Business Day following the Closing Date on which the number of shares of Company Common Stock outstanding and/or underlying derivative securities (including options) exercisable or convertible into Company Common Stock that is Beneficially Owned by the Continuing Stockholder and the Continuing Stockholder's Controlled Affiliates and Immediate Family Members in the aggregate for any reason represents less than the Minimum Equity Percentage, (b) the first (1st) anniversary of the date of this Agreement and (c) the date of termination of the Continuing Stockholder's employment relationship with the Company or any Subsidiary for any reason.

“Control” means the possession, directly or indirectly, of the sole power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person.

“Corporate Governance Committee” means the Corporate Governance Committee or the Nominating Committee of the Company, as applicable, or any successor committee in respect of the foregoing.

“Encumbrance” means any charge, pledge, option, mortgage, deed of trust, hypothecation, security interest, lien, claim, license, encroachment, easement or defect or imperfection of title, or any right of first refusal or other restriction on use, voting or transfer, or any other similar limitation, restriction or encumbrance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, national, state, local, cantonal, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, instrumentality or judicial or administrative body, or arbitrator or self-regulatory organization, having jurisdiction over the matter or matters in question.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural Person referred to herein.

“Minimum Equity Percentage” means such percentage of the outstanding shares of Company Common Stock on a Fully Diluted Basis represented by 75% of the number of shares of Company Common Stock and/or derivative securities (including options) exercisable or convertible therefor granted to the Continuing Stockholder out of the Post-Closing Parent Stock Options, calculated at the time the Post-Closing Parent Stock Options are granted.

“Organizational Documents” means any charter, certificate of incorporation, articles of association, bylaws, operating agreement or similar formation or governing documents and instruments.

“Person” means any individual, corporation, company, partnership (limited or general), joint venture, limited liability company, association, trust or other entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Total Voting Power” means, as of any date of determination, the total number of votes that may be cast in the election of directors of the Company if all Voting Securities then outstanding were present and voted at a meeting held for such purpose.  The percentage of the Total Voting Power Beneficially Owned by any Person as of any date of determination is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities then Beneficially Owned by such Person.

“Transfer” means (a) any direct or indirect offer, sale, lease, assignment, Encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (b) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

“Voting Securities” means shares of Company Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company.

ARTICLE IV
 MISCELLANEOUS

4.1          Term.  This Agreement will be effective as of and contingent upon the Effective Time.  This Agreement shall automatically and irrevocably terminate upon (i) the termination of the Merger Agreement for any reason or (ii) the date that the New Stockholders, collectively with their respective Controlled Affiliates and (in the case of any New Stockholders that are individuals) Immediate Family Members, in the aggregate, Beneficially Own less than twenty five percent (25%) of the Total Voting Power for any reason.

4.2           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if they are: (a) delivered in person, (b) transmitted by facsimile (deemed given upon confirmation of receipt), (c) delivered by an express courier (deemed given upon receipt of proof of delivery) or (d) delivered by e-mail to a party at its e-mail address listed below (deemed given upon confirmation of receipt by non-automated reply e-mail from the recipient) (or to such other person or at such other facsimile or address as such party shall deliver to the other party by like notice):

To the Company:

CollabRx, Inc.
44 Montgomery Street, Ste.  800
San Francisco, CA 94104
Attn: Seamus Lagan
Fax: (561) 855-1620
Email: tmika@collabrx.com

With a concurrent copy to (which shall not constitute notice):

Akerman LLP
One Southeast Third Avenue, 25th Fl.
Miami, FL 33131
Attn: J.  Thomas Cookson
Fax: (305) 374-5095
Email: tom.cookson@akerman.com

To the Continuing Stockholder:

Thomas R. Mika
44 Montgomery Street, Ste. 800
San Francisco, CA 94104
Email: tmika@collabrx.com

With a concurrent copy to (which shall not constitute notice)

Goodwin Procter LLP
135 Commonwealth Drive
Menlo Park, CA 94025
Attn: William Davisson
Fax: (650) 853-1038
Email: wdavisson@goodwinprocter.com

or to any New Stockholder to the address set forth under such New Stockholder's signature on the signature pages hereto.

4.3        Amendments and Waivers.  This Agreement may not be amended, altered or modified except by written instrument executed by (i) the Company, (ii) the Continuing Stockholder and (ii) the New Stockholders Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all New Stockholders.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

4.4          Successors and Assigns.  Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, it being understood that it is the intention of the parties hereto that the rights afforded to the Continuing Stockholder are personal to such Person and are not transferable except as expressly provided herein.  Subject to the preceding sentence and Section 1.4(b), this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.  Any attempted assignment in violation of this Section 4.4 shall be void.

4.5          Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  Upon such determination that any term or other provision is invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

4.6          Counterparts.  This Agreement may be executed in any number of counterparts (delivery of which may occur via facsimile or e-mail), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument.  A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party’s execution of this Agreement, without necessity of further proof.  Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

4.7        Entire Agreement.  This Agreement (together with the Merger Agreement, the Company Support Agreements, the Parent Support Agreements and the Confidentiality Agreement) constitutes the entire understanding of the parties hereto with respect to the transactions contemplated hereby and the subject matter contained herein, and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

4.8           Governing Law; Consent to Jurisdiction.

(a)           This Agreement shall be governed and construed in accordance with the Laws of the State of New York without giving effect to the principles of conflicts of law thereof.

(b)           Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party or its successors or assigns may be brought and determined exclusively in any federal or state court located in the State and County of New York (the “Applicable Courts”), and each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the Applicable Courts and agrees that it will not bring any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof in any court other than the Applicable Courts.  Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof, (a) any claim that it is not personally subject to the jurisdiction of the Applicable Courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such Applicable Court or from any legal process commenced in such Applicable Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, that (i) the action in any such Applicable Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such Applicable Courts.  Each Party irrevocably consents to service of process in the manner provided for notices in Section 4.2; provided that nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by Applicable Law.

4.9          WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, CAUSE OF ACTION, SUIT OR PROCEEDING (IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY.  THE PARTIES ACKNOWLEDGE THAT THIS SECTION 4.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT, AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, CLAIM, CAUSE OF ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE ANY OF THE WAIVERS CONTAINED IN THIS SECTION 4.9, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, AND (C) IT MAKES SUCH WAIVERS VOLUNTARILY.

4.10       Specific Performance.  The parties’ rights in this Section 4.10 are an integral part of the transactions contemplated by this Agreement and each party hereby waives any objections to any remedy referred to in this Section 4.10.  For the avoidance of doubt, the parties agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and that money damages would not be an adequate remedy, even if available.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or remedy breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, and to any further equitable relief, this being in addition to any other remedy to which they are entitled at law or in equity.  In the event any party seeks any remedy referred to in this Section 4.10, such party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

4.11        No Third Party Beneficiaries.  Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

COLLABRX, INC.

By:	/s/ Thomas R. Mika
Name: Thomas R. Mika
Title: President and Chief Executive
Officer

CONTINUING STOCKHOLDER:
/s/ Thomas R. Mika
Name: Thomas R. Mika

NEW STOCKHOLDERS:

/s/ Sharon Hollis
Sharon Hollis

/s/ Francisco Roca III
Francisco Roca III

/s/ Steve Sramowicz
Steve Sramowicz

/s/ Tom Mendolia
Tom Mendolia

/s/ Jace Simmons
Jace Simmons

/s/ William Forhan
William Forhan

Signature page to Stockholders Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

NEW STOCKHOLDERS:

Alcimede, LLC

By:	/s/ Seamus Lagan
Name: Seamus Lagan
Title: Authorized Signatory

Epizon, Ltd.

By:	/s/ Wilhelm Toothe
Name: Wilhelm Toothe
Title: Authorized Signatory

Aella, Ltd.

By:	/s/ Wilhelm Toothe
Name: Wilhelm Toothe
Title: Authorized Signatory

Signature page to Stockholders Agreement